UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 31, 2020
Date of Report (Date of earliest event reported)
DELEK US HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38142		35-2581557
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

7102 Commerce Way	Brentwood	Tennessee	37027
(Address of Principal Executive)			(Zip Code)
(615) 771-6701
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Entry into a Material Definitive Agreement.
Contribution, Conveyance and Assumption Agreement
On March 31, 2020, Delek US Holdings, Inc. (“Delek US”), as guarantor, and certain subsidiaries of Delek US (such subsidiaries, the “Contributors”) entered into, and consummated the transactions (the “Transaction”) contemplated by, a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) with Delek Logistics Partners, LP ( “Delek Logistics”) and its wholly owned subsidiary DKL Permian Gathering, LLC (“DKL PG”). Pursuant to the Contribution Agreement, DKL PG acquired (the “Acquisition”) the Contributors’ crude oil gathering system located in Howard, Borden and Martin Counties, Texas (the “Gathering System”), and certain related assets. Total consideration for the Acquisition was approximately $145.5 million, subject to certain post-closing adjustments, comprised of (i) $100 million in cash and (ii) 5,000,000 newly issued common units of limited partnership interest in Delek Logistics.
The Contribution Agreement contains certain representations, warranties, covenants and indemnities.
The foregoing description of the Contribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K.
Throughput and Deficiency Agreement
In connection with the Acquisition, Lion Oil Trading & Transportation, LLC, a wholly owned subsidiary of Delek US (“Shipper”) and DKL PG (as operator of the Gathering System, “Operator”), entered into a Throughput and Deficiency Agreement (the “T&D Agreement”). Under the T&D Agreement, the Operator will operate and maintain the Gathering System connecting Shipper’s interests in and to certain crude oil with Delek Logistics’ Big Spring, Texas terminal and provide gathering, transportation and other related services with respect to any and all crude produced from Shipper’s and certain other producers’ respective interests for delivery at the Big Spring Terminal. Pursuant to the T&D Agreement, Shipper has committed to ship 120,000 bpd on the Gathering System and 50,000 bpd to a redelivery point in Howard County, Texas (collectively, the “MVCs”). Pursuant to the T&D Agreement, Operator has also agreed to spend up to $33.8 million over three years to connect additional receipt points and, in connection with such expenditures, the MVCs will increase to provide Operator a 12.5% return on the actual costs directly incurred and paid by the Operator s pursuant to the terms set forth in the T&D. The initial term of the T&D Agreement is 10 years, and thereafter Shipper has the option to extend the T&D Agreement for two additional five-year terms. Following the initial term and any such extensions, the T&D Agreement will continue on a year-to-year basis unless terminated by either party upon 90 days’ written notice.
The foregoing description of the T&D Agreement is not complete and is qualified in its entirety by reference to the T&D Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Relationships
Prior to the Transaction, Delek US owned a 64.5 % limited partnership interest in Delek Logistics and a 94.6% interest in Delek Logistics GP, LLC, a Delaware limited liability company (the “General Partner”), which owns the entire 2.0% general partner interest and all incentive distribution rights in Delek Logistics. Each of Delek Logistics, the General Partner, the Contributors, and DKL PG and the other subsidiaries of Delek Logistics is a direct or indirect subsidiary of Delek US. As a result, certain individuals, including officers and directors of Delek US and the General Partner, serve as officers and/or directors of more than one of such other entities. Additionally, Delek Logistics and Delek US have certain commercial relationships as further described in Delek Logistics’ Annual Report on Form 10-K for the year ended December 31, 2019.
Item 2.01     Completion of Acquisition or Disposition of Assets.
The text set forth under “Contribution, Conveyance and Assumption Agreement” above is incorporated herein by reference.
On March 31, 2020, Delek US completed the Transaction pursuant to the terms of the Contribution Agreement as described under “Contribution, Conveyance and Assumption Agreement” of this Current Report on Form 8-K, which description is incorporated by reference into this Item 2.01. Additionally, Delek US, Delek Logistics, the General Partner, the Contributors and DKL PG have relationships with one another as described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 2.01.
Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

2.1*
Contribution, Conveyance and Assumption Agreement, dated as of March 31, 2020, by and among Delek Big Spring South Mainline, LLC, Delek Permian Gathering, LLC, Delek Big Spring North Gathering, LLC, Delek Big Spring Gathering, LLC, DKL Permian Gathering, LLC, Delek Logistics Partners, LP and Delek US Holdings, Inc.

10.1**	Throughput and Deficiency Agreement, dated and effective as of March 31, 2020, by and between Lion Oil Trading & Transportation, LLC and DKL Permian Gathering, LLC.

10.2	Second Amendment and Restatement of Schedules to Third Amended and Restated Omnibus Agreement, dated and effective as of March 31, 2020.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*	Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.

**
Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The omitted information is (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed. Schedules have been omitted from this exhibit pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of the exhibit or a copy of any omitted schedule to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2020	DELEK US HOLDINGS, INC.

/s/ Assaf Ginzburg
Name: Assaf Ginzburg
Title: Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)